Exhibit 32

                CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350


     The undersigned, who are the chief executive officer and the chief financial officer of Southcoast Financial Corporation each hereby certifies that, to the best of his knowledge, the accompanying Form 10-K for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

March 5, 2008

                                    s/L. Wayne Pearson
                                    --------------------------------------------
                                    L. Wayne Pearson
                                    Chief Executive Officer


                                    s/William C. Heslop
                                    --------------------------------------------
                                    William C. Heslop
                                    Chief Financial Officer